Exhibit 31.3 Principal Executive Officer - Section 302 Certification

Certification of

Principal Executive Officer

Of Taitron Components Incorporated

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Stewart Wang, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Taitron Components Incorporated;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 18, 2025
	By:	/s/ Stewart Wang
Stewart Wang
Chief Executive Officer and President
(Principal Executive Officer)